Exhibit 3.1005

03018800833	52542

	STATE OF OREGON	Submit Original and One
[STAMP]	DEPARTMENT OF COMMERCE	True copy
	CORPORATION DIVISION	Filing Fee $20
License Fee $20
Total $40(831.115)
BUSINESS CORPORATION
ARTICLES OF INCORPORATION
10655587
ARTICLE 1. Name of Corporation Woodburn, Trucking Inc.
(The corporate name must contain the word “corporation”, “Company”, “Incorporated”, or “Limited” or an abbreviation of one of such words).
ARTICLE 2. Name of initial registered agent Ronald L. Halter
     Street address of initial registered office

16700 Arney. Rd. N. E.	Woodburn, Or,	97071

(Street and Number)	(City and State)	(Zip Code)
ARTICLE 3. Address where Division may mail notices

16700 Arney. Rd. N. E.	Woodburn, Ore,	97071

(Street and PO Box)	(City and State)	(Zip Code)
ARTICLE 4. Purpose or purposes for which corporation is organized any lawful activity
ARTICLE 5. Aggregate number of shares which the corporation shall have authority to issue 1000
(Insert statement as to par value of each share or a statement that all of such shares are to be without par value.)
     All shares to be no-par value
BC-(8/85)
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ARTICLE 6. Names and addresses of the persons who are to serve as initial directors until the first annual meeting of shareholders or until their successors are elected and shall qualify

Name	Address

Ronald L. Halter	16700 Arney Rd. N. E. Woodburn, Or. 97071

Richard G. Halter	13720 Ceder Ct. N. E. Aurora, Or. 97002

ARTICLE 7. (Optional provisions for the regulation of the internal affairs of the corporation as may be appropriate. If none, leave blank.)
ARTICLE 8. Name and address of each incorporator

Name	Address
Ronald L. Halter	16700 Arney. Rd. N.E.Woodburn, Or, 97071

Richard G. Halter	13720 Ceder Ct. N.E. Aurora, Or, 97002
     We, the undersigned incorporators, declare under penalties of perjury that we have examined the foregoing and, to the best of our knowledge and belief, it is true, correct and complete. (Those named in Article 8 should sign here.)

/s/ Ronald L. Halter	/s/ Richard G. Halter

(Signature)	(Signature)
Dated 2-29-1988
Person to contact about this filing.

Ronald L. Halter	503-981-8931
NAME	PHONE NUMBER
Submit the original and one true copy to the Corporation Division, Commerce Building, 158 12th Street NE, Salem, Oregon 97310, with the filing fee of $20 and license fee of $20 — total $40.

If you have any questions please call 378-4752

Submit the Original And One True Copy No Fee Required	SECRETARY OF STATE CORPORATION DIVISION 158 12th Street NE Salem, OR 97310	THIS SPACE FOR OFFICE USE ONLY

Registry Number: 106555-87 (If known )	ARTICLES OF AMENDMENT By Directors or Shareholders
PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK
1.	Name of the corporation prior to amendment: Woodburn Trucking, Inc.

2.	State the article number(s) and set forth the article(s) as it is amended to read. (Attach additional sheets, if necessary.) Article I — The name of this corporation is

WDTR, Inc., and its duration shall be perpetual.

3.	The amendment was adopted on August 1, 1990. (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4.	Shareholder action was required to adopt the amendment(s). The shareholder vote was as follows:

Class or Series of	Number of Shares	Number of Votes	Number of Votes	Number of Votes
Shares	Outstanding	Entitled to be Cast	Cast For	Cast Against
COMMON	1,000	1,000	1,000	0
5.	Shareholder action was not required to adopt the amendment (s). The amendment was adopted by the board of directors without shareholder action

6.	Other provisions, if applicable (Attach additional sheets, if necessary).

Executions:	/s/ Raymond E. Woodruff	Raymond E. Woodruff.	President

	Signature	Printed Name	Title

Person to contact about this filing:		Levi J. Smith	(503) 241-8230

		Name	Daytime Phone Number 08139001442 831.115 10.00
Submit the original and a true copy to the Corporation Division, 158 12th Street NE, Salem, Oregon 97310. There is no fee required. If you have questions, please call (503) 378-4166.

[ILLEGIBLE]
BC-3 (5/88)	Office Use Only

106555-87	10.00
FILED
AUG 23 1999
SECRETARY OF STATE
ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION OF
WDTR, INC.
               1. The name of the corporation is WDTR, Inc.
               2. The amendments adopted to the articles of incorporation are as follows, to add the following articles to the articles of incorporation:
“ARTICLE VII. ELIMINATION OF LIABILITY
               “A. To the fullest extent permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except that this provision shall not eliminate or limit the liability of a director for any of the following:
               “ 1. Any act or omission occurring before the date this provision becomes effective;
               “2. Any breach of the director’s duty of loyalty to the corporation or its shareholders;
               “3. Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
               “4. Any distribution to shareholders that is unlawful under the Oregon Business Corporation Act or successor statute; or
               “5. Any transaction from which the director derived an improper personal benefit.
               “B. Without limiting the generality of the foregoing, if the provisions of applicable law are further amended at any time, and from time to time, to authorize corporate action further eliminating the personal liability of directors and officers of the corporation, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as so amended.
               “C. No amendment to or repeal of this Article VII, or adoption of any provision of these Articles of Incorporation inconsistent with this Article VII, or a change in the law, shall adversely affect any elimination or limitation of liability, or other right or protection, that is based upon this Article VII and
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pertains to any act, conduct, omission, or circumstance that occurred or existed before the amendment, repeal, adoption, or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Article VII unless the change in law specifically requires the reduction or elimination. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director or officer of the corporation for or with respect to any acts or omissions before the amendment or repeal.”
“ARTICLE VIII. INDEMNIFICATION
               “A. The corporation shall indemnify, to the fullest extent permitted by law, any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit, or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation or any of its subsidiaries, or served or serves at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this Article VIII shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any provision of these Articles of Incorporation, the Bylaws, agreement, statute, policy of insurance, or otherwise.
               “B. Indemnification provided under this Article VIII shall continue to cover any director or officer after the person ceases to serve in that capacity and shall enure to the benefit of the person’s heirs, personal representatives, and administrators.
               “C. The right to indemnification conferred by this Article VIII shall be considered a contract right between the corporation and the person entitled to indemnity under this Article VIII.
               “D. In addition to any rights set forth above in this Article VIII, the corporation shall advance all reasonable expenses incurred by a director or officer who on behalf of the corporation is party to a proceeding, in advance of the proceeding to the fullest extent required or authorized under the law.”
          3. The date each amendment was adopted is 8/18 1999.

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106555-87
          4. The amendments were approved by the shareholders. One thousand shares of the corporation are outstanding, 1,000 votes are entitled to be cast on the amendments, 1,000 votes were cast for the amendments, and no votes were cast against the amendments.

WDTR Inc.
By	/s/ Gary A. Barton,
Gary A. Barton, Vice President

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